UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2002

Stamps.com Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26427 (Commission File Number)	77-0454966 (IRS Employer Identification No.)

3420 Ocean Park Boulevard, Suite 1040, Santa Monica, California 90405
                            (Address of principal executive offices)                    (Zip Code)

Registrant’s telephone number, including area code (310) 582-7200

(Former name or former address, if changed since last report)

ITEM 5.    Other Events.

On September 25, 2002, the Court in Cybershop’s domain name lawsuit against Stamps.com changed part of its summary judgment order. The Court had previously ordered that all twelve of Cybershop’s claims, and all three of Stamps.com’s counterclaims be dismissed. The Court’s new order allows Cybershop to maintain one of its claims, for quiet title, and allows Stamps.com to maintain its counterclaims for declaratory judgment and betterments and improvements. The Judge also set a pre-trial hearing for December 6, 2002.

For further information about the lawsuit, please refer to Stamps.com’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2002. That description is incorporated in this document by reference, subject to the additional information provided above.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STAMPS.COM INC.
(Registrant)

October 3, 2002 Date	/s/ Kenneth McBride (Signature) Kenneth McBride, Chief Executive Officer

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